UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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ENTERPRISE ACQUISITION CORP.

 (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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ENTERPRISE ACQUISITION CORP.

6800 BROKEN SOUND PARKWAY

BOCA RATON, FLORIDA  33487

To the Stockholders and Warrantholders of Enterprise Acquisition Corp.:

On or about October 14, 2009, Enterprise Acquisition Corp., a Delaware corporation ("Enterprise")  began mailing to you a definitive proxy statement, dated October 13, 2009, that the special meeting of stockholders and warrantholders of Enterprise, will be held at 9:00 a.m., eastern time, on  October 26, 2009, at the offices of Akerman Senterfitt, Enterprise’s counsel, at One Southeast Third Avenue, Suite 2500, Miami, Florida  33131. On October 28, 2009, Enterprise filed a Current Report on Form 8-K to reschedule this special meeting of stockholders and warrantholers to 9:00am on November 5, 2009.

At the special meeting of stockholders, stockholders will be asked to:

(1)   to consider and vote upon a proposal to amend Enterprise’s amended and restated certificate of incorporation to allow Enterprise to complete the merger with ARMOUR Merger Sub Corp., a Delaware corporation (“Merger Sub Corp.”) and a wholly-owned subsidiary of ARMOUR Residential REIT, Inc., a Maryland corporation (“ARMOUR”), even though (i) neither ARMOUR nor Merger Sub Corp. is an operating business and (ii) the fair market value of ARMOUR and Merger Sub Corp. on the date of the transaction is less than 80% of Enterprise’s net assets (all of Enterprise’s assets including the funds held in the trust account, less Enterprise’s liabilities);

(2)   to consider and vote upon a proposal to increase from 30% to 50% the threshold contained in Enterprise’s amended and restated certificate of incorporation regarding the amount of Enterprise’s shares of common stock issued in Enterprise’s initial public offering (the “Enterprise IPO”) that may seek conversion without preventing a business combination from being consummated;

(3)   to consider and vote upon a proposal to (i) adopt the Agreement and Plan of Merger, dated as of July 29, 2009, among Enterprise, ARMOUR and Merger Sub Corp. (the "Merger Agreement"), which, among other things, provides for the merger of Merger Sub Corp. with and into Enterprise, with Enterprise being the surviving entity and becoming a wholly-owned subsidiary of ARMOUR and (ii) approve the business combination contemplated by such Merger Agreement; and

(4)   to consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, Enterprise is not authorized to consummate the merger.

At the special meeting of warrantholders, warrantholders will be asked to:

(1)   to consider and vote upon a proposal to amend certain terms of the Warrant Agreement, dated as of November 7, 2007, between Enterprise and Continental Stock Transfer & Trust Company, which governs the terms of Enterprise’s outstanding warrants, in connection with the consummation of the transactions contemplated by the Merger Agreement. The amendment to the Warrant Agreement will provide that (i) the exercise price of Enterprise’s warrants will be increased from $7.50 to $11.00 per share and (ii) the expiration date of the warrants will be extended from November 7, 2011 to November 7, 2013; and

(2)   to consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, Enterprise is not authorized to consummate the warrant amendment proposal.

Enterprise is providing this supplement to reflect the First Amendment to the Merger Agreement, dated November 2, 2009, by and between Enterprise, ARMOUR and Merger Sub Corp. (the "First Amendment").  The First Amendment deletes Section 7.1(h) of the Merger Agreement in its entirety, which required, as a condition to the consummation of the merger, Enterprise to have at least $100,000,000 in its trust account at the effective time of closing after taking into account payment of certain expenses.

THE BOARD OF DIRECTORS CONTINUES TO RECOMMEND THAT YOU VOTE IN FAVOR OF ALL PROPOSALS AS SET FORTH IN THE PROXY STATEMENT DATED OCTOBER 13, 2009.

If you have already returned a validly executed proxy card, your votes will be recorded unless you submit a subsequent proxy or otherwise revoke your prior proxy prior to the special meeting. If your shares or warrants are held in “street name” you may revoke any prior vote or proxy by following the telephone and/or Internet voting procedures provided to you by your bank or broker until 11:59 P.M. Eastern time on November 4, 2009.

On behalf of the board of directors, thank you for your participation. We look forward to your continued support.

November 2, 2009	By Order of the Board of Directors

/s/ Marc H. Bell
Marc H. Bell Chairman of the Board

SUPPLEMENT

TO

PROXY STATEMENT/PROSPECTUS

This supplement supplements and amends the proxy statement dated October 13, 2009 of Enterprise mailed to you in connection with the solicitation of proxies on behalf of the board of directors of Enterprise for use at the special meeting of stockholders and warrantholders to be held at 9:00 a.m., Eastern Time, on Thursday, November 5, 2009, at the offices of Akerman Senterfitt, Enterprise’s counsel, at One Southeast Third Avenue, Suite 2500, Miami, Florida  33131. This supplement is being mailed to stockholders on or about November 3, 2009.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this supplement to the proxy statement.

At the special meetings, Enterprise stockholders will be asked to:

(1)   to consider and vote upon a proposal to amend Enterprise’s amended and restated certificate of incorporation to allow Enterprise to complete the merger with ARMOUR Merger Sub Corp., a Delaware corporation (“Merger Sub Corp.”) and a wholly-owned subsidiary of ARMOUR Residential REIT, Inc., a Maryland corporation (“ARMOUR”), even though (i) neither ARMOUR nor Merger Sub Corp. is an operating business and (ii) the fair market value of ARMOUR and Merger Sub Corp. on the date of the transaction is less than 80% of Enterprise’s net assets (all of Enterprise’s assets including the funds held in the trust account, less Enterprise’s liabilities);

(2)   to consider and vote upon a proposal to increase from 30% to 50% the threshold contained in Enterprise’s amended and restated certificate of incorporation regarding the amount of Enterprise’s shares of common stock issued in Enterprise’s initial public offering (the “Enterprise IPO”) that may seek conversion without preventing a business combination from being consummated;

(3)   to consider and vote upon a proposal to (i) adopt the Agreement and Plan of Merger, dated as of July 29, 2009, among Enterprise, ARMOUR and Merger Sub Corp. (the "Merger Agreement"), which, among other things, provides for the merger of Merger Sub Corp. with and into Enterprise, with Enterprise being the surviving entity and becoming a wholly-owned subsidiary of ARMOUR and (ii) approve the business combination contemplated by such Merger Agreement; and

(4)   to consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, Enterprise is not authorized to consummate the merger.

At the special meetings, Enterprise warrantholders will be asked to:

(1)   to consider and vote upon a proposal to amend certain terms of the Warrant Agreement, dated as of November 7, 2007, between Enterprise and Continental Stock Transfer & Trust Company, which governs the terms of Enterprise’s outstanding warrants, in connection with the consummation of the transactions contemplated by the Merger Agreement. The amendment to the Warrant Agreement will provide that (i) the exercise price of Enterprise’s warrants will be increased from $7.50 to $11.00 per share and (ii) the expiration date of the warrants will be extended from November 7, 2011 to November 7, 2013; and

(2)   to consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, Enterprise is not authorized to consummate the warrant amendment proposal.

First Amendment to Merger Agreement

On November 2, 2009, Enterprise, ARMOUR and ARMOUR Merger Sub entered into a First Amendment to the Merger Agreement to delete Section 7.1(h) of the Merger Agreement in its entirety, which required, as a condition to the consummation of the Merger, Enterprise to have at least $100,000,000 in its trust account at the effective time of closing after taking into account payment of certain expenses.

This supplement updates the disclosures in the section entitled "SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION"on pages 13 to 20 and any other applicable section of the Proxy Statement/Prospectus. Because the First Amendment to the Merger Agreement allows the Merger to take place with no minimum of cash remaining in the trust at closing after payment of transaction expenses and redemptions, the following selected unaudited pro forma condensed combined financial information supplements the “SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION” contained in the Proxy Statement/Prospectus by including  a pro forma scenario in which the amount of cash remaining in the trust after payment of transaction expenses and all stock redemptions is $40 million.. All other pro forma condensed consolidated financial statements contained in the proxy statement remain the same.

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The selected unaudited pro forma condensed combined financial information has been derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial information included elsewhere in this proxy statement/prospectus.

The unaudited pro forma condensed combined balance sheet as of June 30, 2009 gives pro forma effect to the merger as if it had occurred on such date. The unaudited pro forma condensed combined balance sheet at June 30, 2009 was derived from Enterprise’s unaudited condensed financial statements and ARMOUR’s audited balance sheet as of June 30, 2009.

The unaudited condensed combined pro forma statement of operations for the six months ended June 30, 2009, and for the year ended December 31, 2008 gives pro forma effect to the merger as if it had occurred at the beginning of these respective periods. The unaudited condensed combined pro forma statement of operations for the six months ended June 30, 2009 was derived from Enterprise’s unaudited condensed statement of operations for the six months ended June 30, 2009.

The unaudited condensed combined pro forma statement of operations for the year ended December 31, 2008 was derived from Enterprise’s audited Statement of Operations for the year ended December 31, 2008. ARMOUR did not have any operations for the year ended December 31, 2008 or the six months ended 2009.

The historical financial information has been adjusted to give effect to pro forma events that are related and/or directly attributable to the merger and are factually supportable. The adjustments presented on the unaudited pro forma condensed combined financial information have been identified and presented in “Unaudited Pro Forma Condensed Combined Financial Data” to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the merger.

This information should be read together with the consolidated financial statements of Enterprise and the notes thereto, the financial statements of ARMOUR and the notes thereto, “Unaudited Pro Forma Condensed Combined Financial Data,” “Enterprise’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “ARMOUR’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this proxy statement/prospectus.

The unaudited pro forma condensed combined financial statements have been prepared using the assumptions below with respect to cash and stockholders’ equity. This presentation assumes that (i) pursuant to the merger proposal, Enterprise stockholders holding less than 30% (or 50% if the secondary charter proposal is approved by stockholders) of the Public Shares object to the proposed merger and exercise their conversion rights, and/or Enterprise takes actions to secure approval of the merger proposal as described in the section titled “The Merger Proposal — Actions That May be Taken to Secure Approval of Enterprise’s Stockholders,” and (ii) Enterprise’s trust account contains $40 million at the closing.

ARMOUR Residential REIT Unaudited Condensed Combined Pro Forma Statement of Operations Data

For the Six Months Ended June 30, 2009

Combined Pro Forma
Revenue	$-
Operating expenses	2,502,614

Loss from operations	(2,502,614)
Interest and dividend income	241,761

(Loss) income before benefit from (provision for) income taxes	(2,260,853)
Benefit from (provision for) income taxes	-

Net loss	(2,260,853)
Less: Interest attributable to common stock subject topossible
conversion (net of income taxes)	-

Net loss attributable to common stock not subject to possible
conversion	$(2,260,853)

Weighted average shares outstanding—basic and diluted	4,380,690
Earnings per share—basic and diluted	$(0.52)

ARMOUR Residential REIT Unaudited Condensed Combined Pro Forma Statement of Operations Data

For the Year Ended December 31, 2008

Combined Pro Forma
Revenue	$-
Operating expenses	5,310,879

Loss from operations	(5,310,879)
Interest and dividend income	5,425,560

(Loss) income before benefit from (provision for) income taxes	114,681
Benefit from (provision for) income taxes	-

Net loss	114,681
Less: Interest attributable to common stock subject to possible
conversion (net of income taxes)	-

Net loss attributable to common stock not subject to possible
conversion	$114,681

Weighted average shares outstanding—basic and diluted	4,380,690
Earnings per share—basic and diluted	$0.03

ARMOUR Residential REIT Unaudited Pro Forma Balance Sheet Data at June 30, 2009

Combined Pro Forma
Cash	$40,000,000
Total Current Assets	$40,327,838
Total Assets	$40,327,838
Total Stockholders' Equity	$40,327,838
Total Liabilities & Stockholders' Equity	$40,327,838

COMPARATIVE SHARE INFORMATION

The following table sets forth selected historical equity ownership information for Enterprise and ARMOUR and unaudited pro forma combined per share ownership information after giving effect to the merger. This presentation assumes that (i) pursuant to the merger proposal, Enterprise stockholders holding less than 30% (or 50% if the secondary charter proposal is approved by stockholders) of the Public Shares object to the proposed merger and exercise their conversion rights, and/or Enterprise takes actions to secure approval of the merger proposal as described in the section titled “The Merger Proposal — Actions That May be Taken to Secure Approval of Enterprise’s Stockholders,” and (ii) Enterprise’s trust account contains $40 million at the closing.

This information is being provided to aid you in your analysis of the financial aspects of the merger. This information should be read together with the consolidated financial statements of Enterprise and the notes thereto, the financial statements of ARMOUR and the notes thereto, “Unaudited Pro Forma Condensed Combined Financial Data,” “Enterprise’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “ARMOUR Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this proxy statement/prospectus.

The unaudited pro forma consolidated per share information reflects that the merger will be accounted for as an acquisition by Enterprise under Financial Accounting Standards Board Statement No. 141R, “Business Combinations” (“SFAS 141R”) for accounting purposes. The determination was primarily based upon Enterprise having all of the ownership of the newly merged entity. The acquisition has not changed the control of Enterprise, therefore Enterprise’s balance sheet accounts will be reflected at their historical carryover basis. ARMOUR’s balance sheet accounts will be recorded at estimated fair value which is expected to approximate their carrying value. The unaudited pro forma consolidated per share information does not purport to represent what the actual results of operations of Enterprise and ARMOUR would have been had the merger been completed or to project Enterprise’s or ARMOUR’s results of operations that may be achieved after the merger. The unaudited pro forma book value per share information below does not purport to represent what the value of Enterprise and ARMOUR would have been had the merger been completed nor the book value per share for any future date or period.

Unaudited Pro Forma Consolidated Per Share Information

	Enterprise	ARMOUR
	Acquisition	Residential	Pro
	Corp.	REIT, Inc.	Forma
Six Months Ended June 30, 2009
Basic earnings (loss) per share	$(0.02)	$-	$(0.52)
Diluted earnings (loss) per share	$(0.02)	$-	$(0.52)
Book value per share at June 30, 2009 1 2	$6.98	$25.00	$9.21

Year Ended December 31, 2008
Basic earnings (loss) per share	$0.02	$-	$0.03
Diluted earnings (loss) per share	$0.02	$-	$0.03

______________________

1)

Book value per share of Enterprise is computed by dividing the sum of total stockholders’ equity by the weighted average shares outstanding not subject to conversion of 23,750,001 at the balance sheet date. Book value per share for the pro forma columns is computed by dividing the sum of total stockholders’ equity by the 4,380,690 shares outstanding in the combined pro forma.

2)

Book value per share of ARMOUR is computed by dividing stockholders’ equity at the balance sheet date by the 20 shares outstanding at the balance sheet date.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

ARMOUR and Enterprise are providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the merger. The following unaudited pro forma condensed combined balance sheet at June 30, 2009 is based on the historical financial statements of Enterprise and ARMOUR after giving effect to the merger.

The unaudited pro forma condensed combined balance sheet at June 30, 2009 assumes that the merger was effective on June 30, 2009. The unaudited pro forma condensed combined balance sheet at June 30, 2009 was derived from Enterprise’s unaudited condensed financial statements and ARMOUR’s audited financial statements as of June 30, 2009.

The following unaudited condensed combined pro forma statement of operations data for the six months ended June 30, 2009, and for the year ended December 31, 2008, is based on the historical financial statements of Enterprise, and gives pro forma effect to the merger as if it had occurred at the beginning of these respective periods. The unaudited condensed combined pro forma statement of operations for the six months ended June 30, 2009 was derived from Enterprise’s unaudited condensed statement of operations. The unaudited condensed combined pro forma statement of operations for the year ended December 31, 2008 was derived from Enterprise’s audited statement of operations for the year ended December 31, 2008. ARMOUR did not have any historical operations for the year ended December 31, 2008 or the six months ended June 30, 2009.

The merger will be accounted for as an acquisition by Enterprise for accounting purposes under Financial Accounting Standards Board Statement No. 141R, “Business Combinations” (“SFAS 141R”). The determination was primarily based on the continuing ownership by Enterprise stockholders of the post-merger entity. As a result, Enerprise's balances are recorded using their historical cost basis, while ARMOUR's assets and liabilities will be recorded at their fair value (which, being solely cash is equivalent to the historical cost basis).

Enterprise’s obligation to consummate the merger is contingent on the following conditions, among others: (i) the holders of (a) a majority of the Public Shares present and entitled to vote at a meeting called for this and other related purposes, pproving the merger, and (b) a majority of the votes cast on the merger proposal approving the merger, (ii) the holders of fewer than 30% of the Public Shares (or 50% if the secondary charter proposal is approved by stockholders) voting against the merger and properly demanding that their Public Shares be converted into a pro-rata portion of the trust account, calculated as of two business days prior to the anticipated consummation of the merger, (iii) the holders of a majority of Enterprise’s common stock approving the initial charter proposal and the subsequent filing of Enterprise’s second amended and restated certificate of incorporation, and (iv) the holders of a majority of Enterprise’s warrants approving the warrant amendment proposal.

This presentation assumes that (i) pursuant to the merger proposal, Enterprise stockholders holding less than 30% (or 50% if the secondary charter proposal is approved by stockholders) of the Public Shares object to the proposed merger and exercise their conversion rights, and/or Enterprise takes actions to secure approval of the merger proposal as described in the section titled “The Merger Proposal — Actions That May be Taken to Secure Approval of Enterprise’s Stockholders,” and (ii) Enterprise’s trust account contains $40 million at the closing.

Unaudited Condensed Combined Pro Forma Statement of Operations Data For the Six Months Ended June 30, 2009

	Enterprise	ARMOUR
	Acquisition	Residential		Pro Forma		Combined
	Corp.	REIT, Inc.		Adjustments		Pro Forma
Revenue	$-	$-		$-		$-
Operating expenses	962,655	-		302,459	I	2,502,614
				137,500	J
				1,100,000	K

Loss from operations	(962,655)	-		(1,539,959)		(2,502,614)
Interest and dividend income	241,761	-				241,761

(Loss) income before benefit from (provision for) income taxes	(720,894)	-		(1,539,959)		(2,260,853)
Benefit from (provision for) income taxes	246,700	-		(246,700)	L	-

Net loss	(474,194)	-		(1,786,659)		(2,260,853)
Less: Interest attributable to common stock subject to possible conversion (net of income taxes of $42,268 and $0)	(45,228)	-		45,228	N	-

Net loss attributable to common stock not subject to possible conversion	$(519,422)	$-		$(1,741,431)		$(2,260,853)

Weighted average shares outstanding—basic and diluted	23,750,001	20			M	4,380,690
Earnings per share—basic and diluted	$(0.02)	$-	$			$(0.52)

Unaudited Condensed Combined Pro Forma Statement of Operations Data For the Year Ended December 31, 2008

	Enterprise	ARMOUR
	Acquisition	Residential	Pro Forma		Combined
	Corp.	REIT, Inc.	Adjustments		Pro Forma
Revenue	$-	$-	-		$-
Operating expenses	2,309,375	-	526,504	I	5,310,879
			275,000	J
			2,200,000	K

Loss from operations	(2,309,375)	-	(3,001,504)		(5,310,879)
Interest and dividend income	5,425,560	-			5,425,560

(Loss) income before benefit from (provision for) income taxes	3,116,185	-	(3,001,504)		114,681
Benefit from (provision for) income taxes	(2,041,750)	-	2,041,750	L	-

Net loss	1,074,435	-	(959,754)		114,681
Less: Interest attributable to common stock subject to possible conversion (net of income taxes of $340,665 and $0)	(587,577)	-	587,577	N	-

Net loss attributable to common stock not subject to possible conversion	$486,858	$-	(372,177)		$114,681

Weighted average shares outstanding—basic and diluted	23,750,001	198,000		M	4,380,690
Earnings per share—basic and diluted	$0.02	$-			$0.03

Unaudited Proforma Condensed Combined Balance Sheet As of June 30, 2009

	Enterprise	ARMOUR
	Acquisition	Residential	Pro Forma		Combined
	Corp.	REIT, Inc.	Adjustments		Pro Forma
ASSETS
Current Assets:
Cash	$59,207	$500	$249,806,512	A	$40,000,000
			(2,560,210)	B
			(556,490)	G
			(206,749,520)	F
Cash held in trust available for operations	341,748		(341,748)	A	-
Prepaid Expenses	54,184				54,184
Refundable federal and state income tax	273,654				273,654
Total current assets	728,793	500	39,598,545		40,327,838
Cash held in trust (restricted)	249,464,764		(249,464,764)	A	-
TOTAL ASSETS	$250,193,557	$500	$(209,866,219)		$40,327,838

LIABILITIES & STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$803,445	$-	$(803,445)	B	$-
Accrued expenses	251,218		(251,218)	B	-
Franchise Tax payable	16,888		(16,888)	B	-
Deferred underwriters' fee	8,375,000		(8,375,000)	B	-
Total current liabilities	9,446,551	-	(9,446,551)		-
Common Stock subject to possible redemption	74,249,990		(74,249,990)	C	-
Interest Income on CS subject to redemption	632,805		(632,805)	C	-
Stockholders' Equity:
Preferred Stock	-				-
Common Stock - Enterprise	3,125		750	C	-
			(615)	E
			(3,260)	H
Common Stock - ARMOUR		0	(0)	D	4,381
			(20,719)	F
			25,100	H
Additional paid-in capital	165,026,335	500	74,249,240	C	32,526,050
			0	D
			615	E
			(206,728,800)	F
			(21,840)	H
Earnings accumulated during development stage	834,751		6,886,341	B	7,797,408
			632,805	C
			(556,490)	G
Total Stockholders' Equity	165,864,211	500	(125,536,873)		40,327,838
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$250,193,557	$500	$(209,866,219)		$40,327,838

Notes to the Unaudited Condensed Combined Pro Forma Financial Statements

1. Description of the Acquisition and Basis of Presentation

The Merger

On July 29, 2009, Enterprise, ARMOUR and Merger Sub Corp. entered into the Agreement and Plan of Merger, pursuant to which (i) Merger Sub Corp. will merge with and into Enterprise with Enterprise surviving the merger and becoming a wholly-owned subsidiary of ARMOUR and (ii) ARMOUR will continue as the new publicly-traded corporation of which the present holders of Enterprise securities will be security holders. Enterprise’s units, common stock and warrants will no longer be traded following consummation of the merger. The parties have applied to have the common stock and warrants of ARMOUR listed on the NYSE Amex following consummation of the merger.

ARMOUR will commence operations upon completion of the merger described in this proxy statement / prospectus. ARMOUR intends to elect and qualify to be taxed as a REIT for U.S. federal income tax purposes, commencing with ARMOUR’s taxable year ending December 31, 2009. So long as it qualifies as a REIT, ARMOUR generally will not be subject to U.S. federal income taxes on its taxable income to the extent that it annually distributes all of its net taxable income to stockholders and maintains its intended qualification as a REIT. ARMOUR also intends to operate its business in a manner that will permit it to maintain its exemption from registration under the 1940 Act.

Upon consummation of the merger, ARMOUR will seek to invest, on a leveraged basis, primarily in hybrid adjustable-rate, adjustable-rate and fixed-rate residential mortgage-backed securities issued or guaranteed by a U.S. Government-chartered entity, such as the Federal National Mortgage Association (more commonly known as Fannie Mae) and the Federal Home Loan Mortgage Corporation (more commonly known as Freddie Mac), or guaranteed by the Government National Mortgage Administration, a U.S. Government corporation (more commonly known as Ginnie Mae) (collectively, “Agency Securities”). A portion of ARMOUR’s portfolio may be invested in unsecured notes and bonds issued by U.S. Government-chartered entities (collectively, “Agency Debt”), U.S. Treasuries and money market instruments (including reverse repurchase agreements), or accounts at state or federal chartered financial institutions, subject to certain income tests ARMOUR must satisfy for its qualification as a REIT. ARMOUR has committed itself to this asset class by including in its charter a requirement to that effect. ARMOUR may also invest in hedging and other derivative instruments related to the foregoing investments. In the case of an ambiguity in the application of this restriction, ARMOUR’s manager, ARRM, or its future board of directors will determine its application. Amending the ARMOUR charter will require approval by the holders of a majority of ARMOUR’s outstanding common stock. ARMOUR’s only assets following the business combination will be the funds released from Enterprise’s trust account upon consummation of the business combination and its Enterprise stock. ARMOUR will be externally managed and advised by ARRM.

Upon consummation of the merger, Enterprise’s outstanding common stock and warrants will be converted into like securities of ARMOUR, on a one-to-one basis. The holders of Enterprise’s common stock and warrants will be holders of the securities of ARMOUR after the merger in the same proportion as their current holdings in Enterprise, except as increased by (A) the cancellation of shares of Founders’ Shares prior to the record date for the Enterprise Distribution (as defined below) and (B) conversion of Public Shares by any holder thereof exercising its conversion rights.

In connection with the proposed merger, Enterprise is proposing an amendment to the warrant agreement governing its outstanding warrants to (i) increase the exercise price of the warrants from $7.50 per share to $11.00 per share and (ii) extend the expiration date of the warrants from November 7, 2011 to November 7, 2013. The warrant agreement will also be amended to make certain other immaterial changes to ensure that the warrants of ARMOUR that will be received by the holders of warrants of Enterprise after the merger will be governed by the warrant agreement and that ARMOUR will assume all of the rights and obligations of Enterprise under the warrant agreement after the merger. Pursuant to the Warrant Agreement, dated as of November 7, 2007, by and between Enterprise and Continental Stock Transfer & Trust Company, as warrant agent, the parties may amend any provision of the warrant agreement with the consent of the holders of warrants exercisable for a majority in interest of the shares issuable upon exercise of all outstanding warrants that would be affected by such amendment. Approval of the warrant amendment proposal is a condition to consummation of the merger.

Prior to consummation of the merger, Enterprise will declare a one-time cash distribution of $0.13 per share (the “Enterprise Distribution”) to stockholders as of the record date. The Enterprise Distribution will reduce any claims that stockholders may have against the trust account, including without limitation, claims made by stockholders who wish to convert their shares into cash equal to their pro-rata share of the trust account plus any interest accrued thereon then held in the trust account. The holders of the Founders’ Shares will not participate in the Enterprise Distribution.

Basis of Presentation

The unaudited pro forma condensed combined financial statements have been prepared based on Enterprise’s and ARMOUR’s historical financial information. Certain disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States have been condensed or omitted as permitted by SEC rules and regulations.

These unaudited pro forma condensed combined financial statements are not necessarily indicative of the results of operations that would have been achieved had the Acquisition actually taken place at the dates indicated and do not purport to be indicative of future position or operating results.

2. Pro Forma Adjustments and Assumptions

A)

Reflects the release of $249,464,764 of cash and cash equivalent investments held in Enterprise's trust account that will be available for transaction consideration, transaction costs, share repurchase, and the operating activities of ARMOUR following the merger.

B)

Reflects the use of cash to pay off all projected transaction expenses (includes adjustment of deferred underwriter fees). Transaction expenses include legal, accounting, consulting, marketing, proxy solicitation, printing, miscellaneous expenses, and make whole expenses of up to $183,500, of which $75,000 has already been paid to Scott Ulm and Jeff Zimmer. Transaction expenses do not include $1,319,101 which represents the maximum payment to third party purchasers because ARMOUR and Enterprise do not anticipate utilizing such third party purchasers at this time.  If this expense was incurred, the share count in the combined pro forma would be 4,512,884.

C)

Reflects the reclassification of common stock subject to possible redemption to permanent equity, and the interest earned on that portion of the cash in trust.

D)

Reflects cancellation of common stock issued by ARMOUR upon consummation of the merger.

E)

Reflects the cancellation of the Founders' Shares by the Enterprise Founders (with the exception of 100,000 shares they have distributed to officers and directors).

F)

Reflects the redemption of common shares at trust value per share of $9.98, leaving $40,000,000 cash in the company post merger.

G)

Reflects the Enterprise Distribution.

H)

Reflects the exchange of Enterprise shares for ARMOUR shares. ARMOUR and Enterprise have assumed that no warrants will be exercised immediately following the consummation of the merger because the expected book value per share of ARMOUR’s common stock will be below the amended strike price of the warrants. Accordingly, the unaudited pro forma condensed combined financial statements do not reflect the modification of the warrants. The increase in the exercise price and the extended expiration date of the warrants would not result in any incremental fair value adjustment as a result of the modification of the warrants. There is no incremental cost of compensation as a result of the modification of the warrants because the expected fair value per share of ARMOUR common stock will be below the amended strike price of the warrants.

I)

Reflects the management fees incurred for the period for the ARMOUR Manager for its investment management services based on 1.5% of the net equity of ARMOUR ($40,327,838 in the combined pro forma).

J)

Reflects the annual director fees ($50,000 for each director plus an additional $25,000 to the audit committee chair) incurred during the period to 5 external members of the board of directors.

K)

Reflects estimated recurring annual direct operating expenses ARMOUR will incur as a public company, including audit, tax, insurance, legal, consulting, printer and exchange fees and certain reimbursable operating expenses of the ARMOUR Manager.

L)

Reflects the elimination of income tax as the result of the merger as ARMOUR will make an election to be treated as a REIT, and therefore will not be subject to income taxes.

M)

Pro forma earnings per share (EPS), basic and diluted, are based on the weighted average number of shares of common stock outstanding in the combined pro forma (4,380,690 common shares). ARMOUR and Enterprise have assumed that no warrants will be exercised immediately following the consummation of the merger because the expected fair value per share of ARMOUR common stock will be below the amended strike price of the warrants and the warrants would also be anti-dilutive.

N)

Reflects the reversal of Accretion of trust account income relating to common stock subject to possible conversion as a result of the merger.

The below charts show the calculation of the adjustment to the fees payable to each underwriter to the Enterprise IPO as well as fees payable to Enterprise’s financial advisors and the dividend distribution calculations.

Deferred Underwriters Fees Adjustment

	Initial Deferred	Fee	Final Deferred
	Underwriter Fee	Reduction	Underwriter Fee
Underwriter Fee	$8,375,000	$7,083,290	$1,291,710

Transaction Fees & Expenses

Total Transaction Expenses	1,268,500	(1)
Total Underwriter Fees	1,291,710
Total Fees & Expenes	$2,560,210

Fees & Expenses Reconciliation

Total Fees & Expenses	$2,560,210	(1)
Less: Initial Current Liabilities at 06/30/09	(9,446,551)
Reduction to Cash & Equity	$(6,886,341)

Pro Forma Common Stock Outstanding

Initial Share Count (IPO Shares)	25,000,000
Less: Shares Eliminated by Conversion (IPO Shares)	(20,719,310)
Final Share Count (IPO Shares)	4,280,690)
Plus: Founders’ Shares Not Eliminated	100,000
Final Pro Forma Share Count (All Shares)	4,380,690	(2)

Enterprise Distribution

Dividends to distribute to maintain REIT status	$556,490
Pro Forma Shares Outstanding (excludes Founders’ Shares)	4,280,690	(3)

Dividend Per Share	$0.13

______________________

(1)

Does not include $1,319,101 which represents the maximum amount payable to third party purchasers. See footnote B above.

(2)

If the $1,319,101 maximum amount payable to third party purchasers was incurred, the final pro forma share count on the combined pro forma would be 4,512,884.

(3)

Assumes no expense for third party purchasers.

Revoking Your Proxy and Changing Your Vote.  If you have already voted or submitted your proxy card, you may revoke it or change your voting instructions at any time before the meeting by:

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Sending another proxy card with a later date;

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Notifying Enterprise Acquisition Corp., 6800 Broken Sound Parkway, Attention: Ezra Shashoua, in writing before the special meetings that you have revoked your proxy; or

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Attending the special meetings, revoking your proxy and voting in person.

Please note that if your shares are held in “street name,” consult your broker for instructions on how to revoke your proxy or change your vote.

Except as described in this supplement all the disclosures in the proxy statement remain in effect.

If you would like additional copies of the proxy card, or if you have questions about the merger, you should contact:

Morrow & Co., LLC, Enterprise’s proxy solicitor at:

470 West Avenue

Stamford, Connecticut 06902

Telephone: (800) 662-5200

FORWARD-LOOKING STATEMENTS

Enterprise and ARMOUR believe that some of the information in this proxy statement/prospectus supplement constitutes forward-looking statements within the definition of the Private Securities Litigation Reform Act of 1995. You can identify these statements by forward-looking words such as “may,” “expect,” “anticipate,” “contemplate,” “believe,” “estimate,” “intends,” and “continue” or similar words. You should read statements that contain these words carefully because they:

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discuss future expectations;

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contain projections of future results of operations or financial condition; or

•

state other “forward-looking” information.

We believe it is important to communicate our expectations to our stockholders. However, there may be events in the future that we are not able to predict accurately or over which we have no control. The risk factors and cautionary language discussed in this supplement to the proxy statement and in the proxy statement itself provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by us in such forward-looking statements, including among other things:

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the number and percentage of our stockholders voting against the merger proposal and seeking conversion;

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management of growth;

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general economic conditions;

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Enterprise or ARMOUR’s business strategy and plans; and

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the result of future financing efforts.